UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2003

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22633	33-0683629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

ITEM 5. OTHER EVENTS

(a) Credit Facilities.

On May 13, 2003, we amended the definition of “Indebtedness” in both the Master Repurchase Agreement relating to our warehouse facility with Salomon Brothers Realty Corp. and the Loan Agreement for delinquent and problem loans with Salomon Brothers Realty Corp. The agreements relating to these amendments are filed as Exhibits 10.1 and 10.2 to this Current Report and are incorporated herein by reference.

(b) Three-for-Two Stock Split and Quarterly Dividend.

On May 22, 2003, we announced that our Board of Directors had approved a three-for-two split of our common stock in the form of a stock dividend. On May 22, 2003, we also announced that our Board of Directors approved a quarterly cash dividend payment to our common stockholders at the rate of $0.10 per share after the three-for-two stock split ($0.15 on a pre-split basis). A copy of the press release issued by New Century is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1	Amendment No. 2 to the Master Repurchase Agreement, dated May 13, 2003, by and between New Century Funding SB-1 and Salomon Brothers Realty Corp.

10.2	Amendment No. 5 to the Master Loan and Security Agreement, dated May 13, 2003, by and among New Century Mortgage Corporation, NC Capital Corporation and Salomon Brothers Realty Corp.

99.1	Press Release, dated May 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

June 17, 2003	By: /s/ ROBERT K. COLE
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.

10.1	Amendment No. 2 to the Master Repurchase Agreement, dated May 13, 2003, by and between New Century Funding SB-1 and Salomon Brothers Realty Corp.

10.2	Amendment No. 5 to the Master Loan and Security Agreement, dated May 13, 2003, by and among New Century Mortgage Corporation, NC Capital Corporation and Salomon Brothers Realty Corp.

99.1	Press Release, dated May 22, 2003.